Exhibit 10.13

PROMISSORY NOTE

USD $200,000

Date: 13th May, 2026

FOR VALUE RECEIVED, ConnectM Technology Solutions, Inc., a corporation duly incorporated and existing under the laws of its jurisdiction of incorporation, having its principal place of business at 2 Mount Royal Ave, Suite 550, Marlborough, MA 01752 (the “Borrower”), hereby unconditionally promises to pay to AstraBridge Inc., a Wyoming corporation having its registered office at 30 N Gould St, Ste R, Sheridan, WY 82801 (the “Lender”), or its permitted assigns, the principal sum of Two Hundred Fifty Thousand United States Dollars (USD $200,000) (the “Principal Amount”), together with interest, fees, and other amounts payable as set forth herein.

This Promissory Note (this “Note”) evidences a short-term bridge loan extended by the Lender to the Borrower for legitimate business purposes, including working capital and general corporate requirements. The Principal Amount outstanding from time to time shall bear interest at a rate of twenty percent (20%) per annum, calculated on a simple interest basis, computed on the basis of a 360-day year for the actual number of days elapsed, and accruing from the date of disbursement until the date of repayment in full.

In consideration for arranging and making available the foregoing bridge financing, the Borrower agrees to pay to the Lender a facilitation fee equal to two percent (2%) of the Principal Amount, being USD $4,000 (the “Facilitation Fee”). The Facilitation Fee shall be deemed fully earned on the date of disbursement and shall be payable in full, together with the repayment of the Principal Amount and accrued interest, irrespective of any prepayment.

The Loan evidenced hereby shall have a maximum tenure of thirty (30) days from the date of disbursement (the “Maturity Date”). The entire outstanding Principal Amount, together with all accrued and unpaid interest and the Facilitation Fee, shall be due and payable in full on or before the Maturity Date, without the necessity of presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Borrower to the fullest extent permitted by applicable law.

The Borrower may, at its option, prepay this Note, in whole or in part, at any time prior to the Maturity Date without any prepayment premium or penalty; provided, however, that all accrued interest up to the date of such prepayment, together with the full Facilitation Fee, shall remain payable.

If the Borrower fails to pay any amount due under this Note on the Maturity Date or upon acceleration following an Event of Default, the outstanding amounts shall thereafter bear additional interest at a rate equal to six percent (6%) per annum above the stated interest rate, resulting in a default rate of twenty-six percent (26%) per annum, from the due date until paid in full. In addition, the Borrower agrees to pay a late payment charge equal to two percent (2%) of the then-outstanding amount, as a reasonable estimate of the administrative and collection costs incurred by the Lender, to the extent permitted by applicable law.

All payments under this Note shall be made in lawful money of the United States, in immediately available funds, free and clear of any set-off, counterclaim, deduction, or withholding (except as required by law), to the following account of the Borrower, or to such other account as the Lender may designate by written notice:

Account Name: ConnectM Technology Solutions, Inc.

Bank: Bank of America, N.A.

Address: 100 West 33rd Street, New York, NY 10001

Account Number: 004668778699

Routing Number (Domestic Wire): 026009593

The Borrower hereby represents and warrants that it is duly organized, validly existing, and in good standing under applicable law; that it has full corporate power and authority to execute, deliver, and perform its obligations under this Note; that this Note constitutes its legal, valid, and binding obligation enforceable in accordance with its terms (subject to applicable bankruptcy and equitable principles); and that the execution, delivery, and performance of this Note do not violate any applicable law or any material agreement binding upon it.

Each of the following shall constitute an “Event of Default” under this Note: (i) the Borrower’s failure to pay any principal, interest, fee, or other amount when due and payable; (ii) the Borrower’s breach of any material term, covenant, or provision of this Note; (iii) the institution by or against the Borrower of any bankruptcy, insolvency, reorganization, or similar proceeding that is not dismissed within the time permitted under applicable law; or (iv) the occurrence of any event or circumstance that has a material adverse effect on the Borrower’s ability to perform its obligations hereunder. Upon the occurrence and continuation of any Event of Default, the Lender may, by written notice to the Borrower, declare all outstanding amounts under this Note to be immediately due and payable, whereupon the same shall become forthwith due and payable without further notice or demand.

Any payments received shall be applied, to the extent permitted by law, first to fees and charges (including any late payment charges), then to default interest, thereafter to accrued interest, and finally to principal. The Borrower hereby waives, to the fullest extent permitted by applicable law, diligence, presentment, demand, protest, and notice of dishonor or default.

No failure or delay by the Lender in exercising any right, power, or remedy under this Note shall operate as a waiver thereof, nor shall any single or partial exercise preclude any other or further exercise thereof. This Note may not be amended, modified, or supplemented except by a written instrument duly executed by the Borrower and the Lender.

This Note shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of law principles. If any provision of this Note is held to be invalid, illegal, or unenforceable, the remaining provisions shall remain in full force and effect to the maximum extent permitted by law.

IN WITNESS WHEREOF, the Borrower has caused this Promissory Note to be duly executed by its authorized officer as of the date first written above.

BORROWER
ConnectM Technology Solutions, Inc.

By:
Name:Bhaskar Panigrahi
Title: Chairman

LENDER
AstraBridge Inc.
By:
Name: Suneetha R Y.
Title: President